Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Atlantic Avenue Partners LLC

Address of Joint Filer:	c/o Atlantic Avenue Acquisition Corp
2200 Atlantic Street, Suite 501
Stamford, CT 06902

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Atlantic Avenue Acquisition Corp [ASAQ]

Date of Event Requiring Statement
(Month/Day/Year):	November 16, 2020

Designated Filer:	Ashok Nayyar

Signature:

Atlantic Avenue Partners LLC
By: Atlantic Avenue Partners GP LLC, its Managing Member

By:	/s/ Ashok Nayyar
Name:	Ashok Nayyar
Title:	Sole and Managing Member

Dated: February 2, 2021

Joint Filer Information

(continued)

Name of Joint Filer:	Atlantic Avenue Partners GP LLC

Address of Joint Filer:	c/o Atlantic Avenue Acquisition Corp
2200 Atlantic Street, Suite 501
Stamford, CT 06902

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Atlantic Avenue Acquisition Corp [ASAQ]

Date of Event Requiring Statement
(Month/Day/Year):	November 16, 2020

Designated Filer:	Ashok Nayyar

Atlantic Avenue Partners GP LLC

By:	/s/ Ashok Nayyar
Name:	Ashok Nayyar
Title:	Sole and Managing Member

Dated: February 2, 2021